   As filed with the Securities and Exchange Commission on September 29, 1998

                       Registration No. 333-_____________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                 NET.B@NK, INC.
             (Exact name of Registrant as specified in its charter)

            Georgia                                           58-2224352
--------------------------------------------------------------------------------
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                            Identification No.)

         950 North Point Parkway, Suite 350, Alpharetta, Georgia 30005
--------------------------------------------------------------------------------
             (Address of principal executive offices and zip code)

                    NET.B@NK, INC. 1996 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)
--------------------------------------------------------------------------------
                             Katherine M. Koops, Esq.
                     Powell, Goldstein, Frazer & Murphy LLP
                     191 Peachtree Street, N.E., 16th Floor
                             Atlanta, Georgia 30303
                             ----------------------
                     (Name and address of agent for service)

                                 (404) 572-6600
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

         If the only securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                                                           -------------------

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                                    -------------------

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         CALCULATION OF REGISTRATION FEE

Title of                Amount                   Proposed Maximum       Proposed Maximum         Amount of
Securities to           to be                    Offering Price         Aggregate Offering      Registration
be Registered           Registered               Per Share              Price                   Fee
------------------------------------------------------------------------------------------------------------
Common Stock,           202,500                  $19.9375 (2)           $4,037,343.75 (3)       $1,192
$.01 par value          shares (1)

(1) Representing shares to be issued and sold by the Registrant under the Net.B@nk, Inc. 1996 Stock Incentive Plan (the "Plan"). This Registration Statement also covers such indeterminable number of additional shares as may become issuable to prevent dilution in the event of a stock split, stock dividend, reclassification or other similar transaction pursuant to the terms of the Plan.
(2) The average of the high and low prices of the Registrant's Common
Stock as reported by the Nasdaq Stock Market for September 23, 1998.
(3) The aggregate offering price is calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended. ::ODMA\PCDOCS\ATL\239388\1

     This Registration Statement is being filed to register an additional 202,500 shares of Common Stock for issuance under the Plan. The contents of the Registrant's Registration Statement on Form S-8 (Registration No. 333-43073) are incorporated herein by reference.

                                     PART II

             INFORMATION NOT REQUIRED IN THE REGISTRATION STATEMENT



Item 8.  Exhibits.

         The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K:

Exhibit
  No.                                                Description
-------                                              -----------

5.1 Opinion of Powell, Goldstein, Frazer & Murphy LLP with respect to the securities being registered.

23.1              Consent of counsel (included in Exhibit 5.1).

23.2              Consent of Deloitte & Touche, LLP.

24                Power of Attorney (see signature pages to this Registration
                  Statement).

                              SIGNATURES

       Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on September 24, 1998.


                              NET.B@NK, INC.

                              By:   /s/ D. R. Grimes
                                    -----------------------------------------
                                    D. R. Grimes
                                    Vice Chairman and Chief Executive Officer




                           POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears on the signature pages to this Registration Statement constitutes and appoints
D. R. Grimes and Robert E. Bowers, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits hereto and other documents in connection herewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on September 24, 1998.

          Name                             Position
          ----                             --------

 /s/ T. Stephen Johnson              Chairman of the Board
 T. Stephen Johnson

 /s/ D. R. Grimes                    Vice Chairman, Chief Executive Officer and
 D. R. Grimes                        Director (principal executive officer)

           [Signatures continue on following page]

                    [Signatures continued from previous page]

                Name                     Position
                ----                     --------


 /s/ Donald S. Shapleigh, Jr.    President, Chief Operating Officer and Director
------------------------------
 Donald S. Shapleigh Jr.


 /s/ Robert E. Bowers            Chief Financial Officer and Director
------------------------------
 Robert E. Bowers                (principal financial and accounting officer)


 /s/ Ward H. Clegg               Director
------------------------------
 Ward H. Clegg


 /s/ J. Stephen Heard            Director
------------------------------
 J. Stephen Heard


 /s/ Robin C. Kelton             Director
------------------------------
 Robin C. Kelton


 /s/ John T. Moore               Director
------------------------------
 John T. Moore


 /s/ Thomas H. Muller, Jr.       Director
------------------------------
 Thomas H. Muller, Jr.


 /s/ H. Bryce Solomon            Director
------------------------------
 H. Bryce Solomon


 /s/ W. James Stokes             Director
------------------------------
 W. James Stokes


 /s/ Mack I. Whittle, Jr.        Director
------------------------------
 Mack I. Whittle, Jr.

                                  EXHIBIT INDEX


           Exhibit                                               Description
              No.                                                -----------
           ------
         5.1      Opinion of Powell, Goldstein, Frazer & Murphy LLP with respect to the securities being registered, including consent.

         23.1     Consent of counsel (included in Exhibit 5.1).

         23.2     Consent of Deloitte & Touche, LLP.

         24       Power of Attorney (see signature pages to this Registration
                  Statement).
